UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): January 17, 2007

EMVELCO CORP.
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

468 North Camden Drive Suite 256(I) Beverly Hills, CA 90210
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 860-5697

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements

Emvelco RE Corp., a Nevada corporation (“ERC”), notified Emvelco Corp. (the “Company”) that ERC closed on two (2) real estate transactions on January 17, 2007 and January 18, 2007 in connection with the purchase of two separate properties located on Edinburgh Avenue and Laurel Avenue, respectively (the “Edinburgh and Laurel Properties”). The Company owns 43.33% of ERC’s oustanding securities. The Edinburgh and Laurel Properties are located in the Miracle Mile District of the greater Los Angeles area in close proximity to the Harper Property that ERC purchased on September 27, 2006 and reported on Form 8-K on October 3, 2006. The Edinburgh and Laurel Properties were acquired for approximately $1,000,000 each. ERC intends to develop each of the Harper Property and Edinburgh and Laurel Properties into three (3) single family residences and expects completion during the coming year. EastWest Bank has agreed to provide construction financing for the development of these properties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMVELCO CORP.

By:	/s/ YOSSI ATTIA
Name: Yossi Attia
Title: Chief Executive Officer

Date: January 22, 2007
Beverly Hills, California